UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 15, 2025

FIVE STAR BANCORP
(Exact Name of Registrant as Specified in Charter)

California	001-40379	75-3100966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Zinfandel Drive, Suite 100, Rancho Cordova, California, 95670
(Address of Principal Executive Offices, and Zip Code)

(916) 626-5000
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	FSBC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote by Security Holders

On May 15, 2025, the Company held its Annual Meeting; 19,120,912 shares were represented by proxies or voted at the Annual Meeting, or 89.65% of the total shares outstanding. At the Annual Meeting, shareholders elected all of the 10 director nominees named in the Company’s 2025 Proxy Statement for a one-year term until the 2026 Annual Meeting of Shareholders and to serve until his or her successor is elected and qualified; and ratified the appointment of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2025. Final voting results from the Annual Meeting are as follows:

Item 1 – Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Robert T. Perry Smith	16,139,938	147,004	2,833,970
Randall E. Reynoso	16,172,446	114,496	2,833,970
Larry E. Allbaugh	16,148,602	138,340	2,833,970
James E. Beckwith	16,268,133	18,809	2,833,970
Shannon Deary-Bell	11,302,555	4,984,387	2,833,970
Warren P. Kashiwagi	16,166,860	120,082	2,833,970
Donna L. Lucas	16,261,363	25,579	2,833,970
David F. Nickum	16,268,610	18,332	2,833,970
Kevin F. Ramos	16,254,818	32,124	2,833,970
Judson T. Riggs	15,979,026	307,916	2,833,970

Item 2 – Ratification of Selection of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2025

For	Against	Abstain	Broker Non-Votes
19,108,253	11,677	982	0

No other matters were submitted for shareholder action.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR BANCORP

	By:	/s/ Heather C. Luck
Name: Heather C. Luck
Title: Executive Vice President and Chief Financial Officer

Date: May 19, 2025